Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 30, 2011, with respect to the financial statements of John Hancock Life Insurance Company of New York, which are included in the Statement of Additional Information in Post-Effective Amendment No. 5 in the Registration Statement (Form N-6 No. 333-153253) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 26, 2011

Consent of Independent Registered

Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and to the use of our report dated March 31, 2011 with respect to the financial statements of John Hancock Life Insurance Company of New York Separate Account B, which are contained in the Statement of Additional Information in Post-Effective Amendment No. 5 in the Registration Statement (Form N-6 No. 333-153253) and related Prospectus of John Hancock Life Insurance Company of New York Separate Account B.

/s/ Ernst & Young LLP

Toronto, Canada

April 26, 2011